UNITED STATES
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Tecumseh Products Company

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The following press release was distributed by Tecumseh Products Company on August 13, 2009.

1136 Oak Valley Drive Ann Arbor, Michigan 48108 www.tecumseh.com

FOR IMMEDIATE RELEASE
Contact:
Teresa Hess
Director, Investor Relations
Tecumseh Products Company
734-585-9507
Tecumseh Products Company Issues Statement Regarding Timing of
Announcement of Outcomes Following Special Meeting of Shareholders
ANN ARBOR, Mich., Aug. 13, 2009 — Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, today issued the following statement:
On Aug. 14, 2009, Tecumseh will conduct its annual meeting of shareholders. Under the terms of an agreement between Tecumseh and the Herrick Foundation (the dissident shareholder in the proxy contest), the results of the shareholder vote cannot be made publicly available until the vote has been certified by the Inspectors of Election and a Final Report has been issued. This process, which will involve an examination by an independent reporting service of the proxies and ballots submitted by the Company’s Class A and Class B shareholders, is expected to be completed in late August in accordance with the agreement. Tecumseh will publicly announce the results of the election as soon as possible, no more than one day after the receipt of the Final Report.
In accordance with the conditions of the review and challenge session, neither the Company nor the Herrick Foundation may discuss any matter relating to the annual meeting results with members of the investment community or media until the vote has been certified and the Final Report has been issued.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.
Cautionary Statements Relating to Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iii) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; iv) changes in business conditions and the economy in general in both foreign and domestic markets, the condition of which may magnify other risk factors; v) weather conditions affecting demand for replacement products; vi) actions of competitors; vii) our ability to maintain adequate liquidity in total and within each foreign operation; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Information About Participants
TECUMSEH PRODUCTS COMPANY HAS FILED A DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS CONCERNING THE ANNUAL MEETING WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON JULY 10, 2009. BEFORE SOLICITING PROXIES, THE COMPANY WILL PROVIDE SHAREHOLDERS WITH THE DEFINITIVE PROXY STATEMENT/PROSPECTUS. THE COMPANY ADVISES SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND CERTAIN PROPOSALS TO BE PRESENTED TO A VOTE OF SHAREHOLDERS AT ITS 2009 ANNUAL MEETING. SHAREHOLDERS MAY OBTAIN FREE COPIES OF THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV. THEY MAY ALSO ACCESS A COPY OF THE COMPANY’S DEFINITIVE PROXY STATEMENT/PROSPECTUS BY ACCESSING WWW.TECUMSEH.COM. IN ADDITION, SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE DEFINITIVE PROXY STATEMENT BY CONTACTING GEORGESON INC. TOLL FREE AT (866) 203-1198 (BANKS AND BROKERS CALL (212) 440-9800).
THE COMPANY, ITS DIRECTORS, SOME OF ITS EXECUTIVE OFFICERS AND CERTAIN OTHER OF ITS EMPLOYEES ARE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. INFORMATION ABOUT THE PARTICIPANTS IS SET FORTH IN THE DEFINITIVE PROXY STATEMENT/PROSPECTUS. INFORMATION ABOUT THE PARTICIPANTS’ DIRECT OR INDIRECT INTERESTS IN THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING IS ALSO CONTAINED IN THE PROXY STATEMENT/PROSPECTUS REFERRED TO ABOVE.
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